EXHIBIT 2.4


                    ASSIGNMENT AND ASSUMPTION OF AGREEMENT
                    --------------------------------------


     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, 17 Battery Associates LLC ("Assignor") hereby assigns to 17 Battery Upper Partners LLC ("Assignee") all of Assignor's right, title and interest in and to that certain Amended and Restated Agreement of Sale (the "Agreement"), dated as of June 27, 1997, between Assignor and Green 17 Battery LLC, and Assignee hereby assumes all of Assignor's obligations and liabilities under the Agreement.

     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of December 19, 1997.


                    17 BATTERY ASSOCIATES LLC,
                    a New York limited liability company

                    By: 17 Diamond Corp., its manager


                        By: /s/ Allen I. Gross
			    ____________________
                            Allen I. Gross
                            President


                    17 BATTERY UPPER PARTNERS LLC,
                    a New York limited liability company

                    By: 17 Battery Associates LLC,
                        its manager

                        By: 17 Diamond Corp., its manager


                            By: /s/ Allen I. Gross
				____________________
                                Allen I. Gross
                                President